News Release

Mattson Technology Contact	Investor Contact
Lauren Vu	Laura Guerrant-Oiye
Mattson Technology, Inc.	Guerrant Associates
tel +1-510-492-6250	tel +1-808-882-1467
fax +1-510-492-5930	lguerrant@guerrantir.com
lauren.vu@mattson.com

FOR IMMEDIATE RELEASE

MATTSON TECHNOLOGY APPOINTS J. MICHAEL DODSON
AS CHIEF FINANCIAL OFFICER

FREMONT, Calif. - September 23, 2011 - Mattson Technology, Inc. (Nasdaq: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced that the board of directors has appointed J. Michael Dodson as executive vice president and chief financial officer (CFO) effective October 11, 2011. As previously announced, Andrew Moring will transfer the chief financial officer responsibilities to Dodson effective upon the appointment but will remain with the company through the end of 2011.

Dodson served as senior vice president (SVP) and CFO of DDi Corp. from 2010 until joining Mattson Technology. From 2006 to 2009, he was SVP and CFO of eTelecare Global Solutions, Inc. Dodson earlier served as SVP/CFO for Electro Scientific Industries, Inc., and Speedfam-IPEC, Inc. and as vice president and chief accounting officer (CAO) for Novellus Systems, Inc. Prior to his extensive experience in the semiconductor industry, Dodson worked as a senior audit manager at Ernst & Young.

"With over 25 years of business, financial and industry experience, Mike is a great fit for his new role", said David L. Dutton, Mattson Technology's president and chief executive officer. "I am confident that his industry background and demonstrated financial leadership will contribute significantly to Mattson Technology's continued success."

"I'm excited to join Mattson Technology, which is well-positioned for growth," said Dodson. "I am looking forward to making my contribution to the company."

About Mattson Technology, Inc.

Mattson Technology, Inc. designs, manufactures and markets semiconductor wafer processing equipment used in the fabrication of integrated circuits. The Company is a leading supplier of plasma and rapid thermal processing equipment to the global semiconductor industry, and operates in three primary product sectors: dry strip, rapid thermal processing (RTP) and etch. Through manufacturing and design innovation, Mattson Technology produces technologically advanced systems that provide productive and cost-effective solutions for customers fabricating current- and next-generation semiconductor devices. The Company serves foundries, and memory and logic integrated device manufacturers in the United States, Europe, China, Japan, Korea, Singapore, Taiwan and other Asian countries. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, CA, 94538. Telephone: +1-800-MATTSON/+1-510-657-5900. Internet: www.mattson.com.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially. Such risks and uncertainties include, but are not limited to: end-user demand for semiconductors; customer demand for semiconductor manufacturing equipment; the timing of significant customer orders for the Company's products; customer acceptance of delivered products and the Company's ability to collect amounts due upon shipment and upon acceptance; the Company's ability to timely manufacture, deliver and support ordered products; the Company's ability to bring new products to market and to gain market share with such products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company's competitors; the Company's ability to align its cost structure with market conditions; and other risks and uncertainties described in the Company's Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information provided in this news release.

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